POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, do hereby constitute and appoint Robert L. Hayter, Bruce A. Metzinger and Christina M. Ibrahim,

or any of them acting alone, my true and lawful attorneys-in-fact and agents, with full power

of substitution and resubstitution, to prepare and sign for me,

and in my name,

place and stead, in any and all capacities,

including preparing and submitting a Uniform Application for Access

Codes to File on EDGAR as well as any and all reports

as may from time to time be required under Section 16(a) of the Securities

Exchange Act of 1934, as amended, and the rules, regulations and requirements of the Securities Exchange Commission in respect thereof, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done (with full power to each of them to act alone), as fully and to all intents and purposes as

I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes,

may lawfully do or cause to be done by virtue hereof.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, I hereto set my hand this 18th day of December, 2013.

      /s/ Timothy McKeon

      __________________

       Timothy McKeon